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                      [CHUO AUDIT CORPORATION LETTERHEAD]


                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Komag, Incorporated on Form S-8 pertaining to the Komag, Incorporated Deferred Compensation Plan filed on March 10, 1997 of our report dated February 21, 1997 on our audits of the consolidated financial statements of Asahi Komag Co., Ltd. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K of Komag, Incorporated for the year ended December 31, 1996.


/s/ CHUO AUDIT CORPORATION


Tokyo, Japan

March 5, 1997